Execution Copy

NINTH AMENDMENT TO CREDIT AGREEMENT

    THIS NINTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 21, 2023 (this "Amendment"), is by and among SIFCO Industries, Inc., an Ohio corporation (“SIFCO”), and Quality Aluminum Forge, LLC, an Ohio limited liability company (“Quality Forge” and, together with SIFCO, collectively, the “Borrowers” and each, individually, a “Borrower”), any other Loan Parties party hereto, and JPMorgan Chase Bank, N.A., a national banking association (the “Lender”).

RECITALS

    A.    The Borrowers, any other Loan Parties party thereto, and the Lender are parties to a Credit Agreement dated as of August 8, 2018 (as amended and as it may be further amended or modified from time to time, the “Credit Agreement”).

    B.    The Borrowers and any other Loan Parties desire to amend the Credit Agreement, and the Lender is willing to do so in accordance with the terms hereof.

    TERMS

    In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE 1. AMENDMENTS. Upon fulfillment of the conditions set forth in Article IV hereof, the Credit Agreement shall be amended effective as of the date hereof as follows:

    1.1    The following new Section 3.25 is added to the Credit Agreement:

SECTION 3.25    Subordinated Indebtedness. The Borrowers have received $3,000,000 in immediately available funds on the Ninth Amendment Effective Date from the incurrence of the Silk Subordinated Indebtedness. The Silk Subordinated Note, the Silk Side Letter, and the Silk Subordination Agreement are the only instruments or other documents executed or delivered in connection with the Silk Subordinated Indebtedness, and correct and complete copies of such documents have been delivered to the Lender as of the Ninth Amendment Effective Date. There is no event of default or event or condition which could become an event of default with notice or lapse of time or both, under the Silk Subordinated Note and the Silk Subordinated Note is in full force and effect.
    1.2    Section 5.14 of the Credit Agreement is amended by adding the following new clause 5.14(e):

        (e)    Without limiting the foregoing, each Loan Party will cause, on or before the Ninth Amendment Effective Date, Mark Silk to execute and deliver an Obligation Guaranty satisfactory to the Lender and to contribute $3,000,000 of Subordinated Indebtedness to the Loan Parties on terms, and subject to a subordination agreement in form and substance, satisfactory to the Lender

    1.3    The following new Section 5.17 is added to the Credit Agreement:

SECTION 5.17    Engagement of Professionals.

(a) The Borrowers may discontinue the engagement of Croley, Martel and Associates (“Croley”) as of the Ninth Amendment Effective Date, provided that, if the Secured Obligations are not paid in full and the Credit Agreement terminated by May 31, 2024, the Borrowers must, at Lender’s request, promptly re-engage, and must at all times thereafter continue to engage, Croley or another consultant on terms and conditions satisfactory to the Lender until such date agreed to by the Lender in its sole discretion. Croley or such other consultant is authorized and directed to communicate jointly with Lender and Borrowers on a weekly basis regarding Borrowers’ financial and operational condition and status, financial reports, status of restructuring, and other matters related to Borrowers as Lender may request. Borrowers must at all times cause Croley or such other consultant to cooperate with Lender by responding to Lender’s requests for information and providing Lender with Croley’s or such other consultant’s analysis regarding any of the matters required by the Lender.

(b) The Borrowers have engaged Houlihan Lokey (“Investment Banker”) to assist Borrowers with identifying and executing a sale of the Borrowers on a best efforts basis by May 31, 2024. Borrowers must at all times continue to engage the Investment Banker in a manner consistent with Borrowers’ existing engagement letter with Investment Banker until such date unless otherwise agreed to by Lender in its sole discretion. Borrowers agree to authorize and direct the Investment Banker to communicate jointly with Lender and Borrowers on a weekly basis regarding the status of the sale and other matters related to Borrowers as Lender may reasonably request. Borrowers must at all times cause the Investment Banker to cooperate with Lender by responding to Lender’s reasonably requests for information and providing Lender with the Investment Banker’s analysis regarding any of the matters in this paragraph. The Borrowers are responsible for all fees, costs, and expenses related to their retention of the Investment Banker. Nothing herein shall be construed as obligating Borrower to accept any offer to purchase any Borrower nor shall anything herein be construed as any consent by the Lender to any sale of the Borrowers or any other transaction.

1.4    Section 6.01(i) of the Credit Agreement is amended and restated as follows:

(i) (x) the Silk Subordinated Indebtedness and (y) other Subordinated Indebtedness in an aggregate principal amount not exceeding the Subordinated Debt Limit at any time outstanding (exclusive of the Silk Subordinated Indebtedness);
1.5    Section 6.02(i) of the Credit Agreement is amended and restated as follows:

(i) (x) subordinate liens securing the Silk Subordinated Debt, and subject to the Silk Subordination Agreement and (y) such other Liens as may be permitted under the terms of any Rider attached hereto.

1.6    Clause (a)(vi) of Section 6.08 of the Credit Agreement is amended and restated as follows:

        (vi) the Borrowers may make (x) Other Restricted Payments (as defined in the Financial Covenants Schedule) and (y) subject to the Silk Subordination Agreement, payments required under the Silk Subordinated Indebtedness, including, payments in kind (not in cash) of interest in accordance with the terms of the Silk Subordinated Note.

1.7    Clause (o) of Article VII of the Credit Agreement is hereby amended and restated as follows:

(o)    the Loan Guaranty or any Obligation Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty or any Obligation Guaranty or a Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty or any Obligation Guaranty to which it is a party, or any individual Guarantor dies or a guardian or conservator is appointed for any individual Guarantor or all or any portion of their property, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty or any Obligation Guaranty to which it is a party, or shall give notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 9.08 or any notice of termination delivered pursuant to the terms of any Obligation Guaranty;

1.8    The following definitions are added to the Definitions Schedule to the Credit Agreement:

    “Ninth Amendment” means the Ninth Amendment to this Agreement dated December 21, 2023.

    “Ninth Amendment Effective Date” means the date the Ninth Amendment becomes effective pursuant to the date thereof.

    “Silk Guaranty” means that certain Guaranty Agreement, dated as of the Ninth Amendment Effective Date, made by Mark J. Silk (“Silk”) in favor of Lender and acknowledged by Borrowers.

    “Silk Side Letter” means that certain Side Letter, dated as of the Ninth Amendment Effective Date, by and among Garnet Holdings Inc., a California corporation (“Garnet”), Borrowers, and Silk.

    “Silk Subordinated Indebtedness” means the Indebtedness in the principal amount of $3,000,000 under the Silk Subordinated Note of the Borrower to Garnet.

    “Silk Subordinated Note” means that certain Subordinated Secured Promissory Note, dated as of the Ninth Amendment Effective Date, issued by the Borrowers to Garnet.

    “Silk Subordination Agreement” means that certain Subordination and Intercreditor Agreement, dated as of the Ninth Amendment Effective Date, by and among Garnet, the Borrowers and the Lender.

1.9    The following definitions in the Definitions Schedule to the Credit Agreement are amended and restated as follows:

    “Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit Agreement, the Collateral Documents, the Loan Guaranty, the Silk Subordination Agreement, any Obligation Guaranty, and all other agreements, instruments, documents and certificates identified in or contemplated by Section 4.01 executed and delivered to, or in favor of, the Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party and delivered to the Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits, riders or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, all waivers thereunder, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

    “Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Lender by a guarantor who is not a Loan Party, including without limitation the Silk Guaranty.

    1.10    The definition of “Borrowing Base” in the Borrowing Base Schedule to the Credit Agreement is hereby amended and restated as follows:

“Borrowing Base” means, at any time, the sum of (a) 85% of Eligible Accounts at such time, plus (b) the lesser of (i) 70% of Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) the product of 85% multiplied by the NOLV Percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves of $1,500,000, increasing on the first day of each month by $250,000, commencing on May 1, 2024 and continuing until (and including) August 1, 2024, or such lesser amount, if any, as may be agreed upon in writing by the Lender in its sole discretion (which may be by email from the Lender), plus (d) the PP&E Component. The Lender may, in its Permitted Discretion, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Borrowing Base.

    1.11    Sections 1, 2 and 3 of the Terms Schedule to the Credit Agreement are amended and restated as follows:

1.    Revolving Commitment (Definitions Schedule): $19,000,000.

2.    Maturity Date (Definitions Schedule):

October 4, 2024, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

3.    Applicable Margin (Definitions Schedule):

For any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, Applicable Margin shall mean the applicable rate per annum set forth below under the applicable caption below:

CBFR (REVSOFR30)	CBFR Spread (CB Floating Rate)	SOFR Spread	Commitment Fee Rate
2.75%	0.25%	2.75%	0.50%

    1.12    Subsection (l) of the Reporting Schedule to the Credit Agreement is amended and restated as follows:

(l)    By the 17th day of every month, a rolling 13 week cash flow forecast in form acceptable to Lender, which must include a projected to actual results comparison for the month then ended and on a cumulative basis from the beginning of the cash flow forecast (the “Rolling 13 Week Cash Forecasts”).

    ARTICLE II. REPRESENTATIONS. Each Loan Party represents and warrants to the Lender that:

    2.1    This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    2.2    After giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

    2.3    After giving effect to this Amendment, no Default exists or has occurred and is continuing, and no Default will be caused after giving effect to this Amendment.

    2.4    All certifications, representations and other statements made in each Borrower’s Officer’s Certificate dated as of August 8, 2018 and delivered to Lender are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof and all resolutions and other statements referenced therein are in full force and effect, have not been rescinded and authorize the execution, delivery and performance of this Amendment.

    ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date hereof when each of the following conditions is satisfied:

    3.1    The Loan Parties and the Lender shall have signed this Amendment.

    3.2    The Lender shall have received a copy of the fully executed Fourth Amendment to Export Credit Agreement, the Silk Subordinated Note, the Silk Subordination Agreement and the Silk Guaranty Agreement, each dated as of the date hereof.

    3.3    The Loan Parties shall have paid the Lender an amendment fee equal to $50,000.

    3.4    The Lender shall have received such other documents as disclosed on the closing list provided to the Loan Parties prior to the date hereof.

ARTICLE IV. MISCELLANEOUS.

    4.1    References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby, as amended previously and as further amended from time to time.

    4.2    Except as expressly amended hereby, each of the Loan Parties agrees that the Credit Agreement and the other Loan Documents are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Each of the Loan Parties further (i) acknowledges and agrees that the Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (ii) confirms its grant of security interests pursuant to the Collateral Documents to which it is a party in all Collateral and securing all Secured Obligations, and (iii) acknowledges that all Liens granted (or purported to be granted) pursuant to the Collateral Documents remain and continue in full force and effect in respect of, and to secure, the Secured Obligations. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Nothing herein shall be deemed to entitle any Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

    4.3    Each Loan Party represents and warrants that it is not aware of any claims or causes of action against the Lender or any of its affiliates, successors or assigns, and that it has no defenses, offsets or counterclaims with respect to the Secured Obligations. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each Loan Party, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the “Releasing Parties”), hereby releases the Lender and its predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns (the “Released Parties”), from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to this Agreement, the other Loan Documents, all transactions relating to this Agreement or any of the other Loan Documents or the business relationship among, or any other transactions or dealings among, the Releasing Parties or any of them and the Released Parties or any of them.

    4.4    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Amendment is a Loan Document. This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Among other provisions of the Credit Agreement, this Amendment is subject to Sections 8.06, 8.09 and 8.10 of the Credit Agreement.

    IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year first above written.

BORROWERS:

                        SIFCO INDUSTRIES, INC.

By:________________________________________
Name: Tom Kubera
Title: Chief Financial Officer

                        QUALITY ALUMINUM FORGE, LLC

By:________________________________________
Name: Tom Kubera
Title: Treasurer

SIFCO Ninth Amendment Signature Page

                        LENDER:

JPMORGAN CHASE BANK, N.A.

By:________________________________________
Name: Karson Malecky
Title: Authorized Officer

SIFCO Ninth Amendment Signature Page